UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2026

TEN Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42515	99-1291725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TEN Holdings, Inc. c/o Studio 1 Rockefeller Plaza, 2nd Floor New York, NY	10020
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: 1.800.909.9598

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	XHLD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 12, 2026, TEN Holdings, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 11,979,943 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting, 6,073,570 shares were represented in person or by proxy, representing approximately 50.69% of the Company’s common stock issued and outstanding and entitled to vote.

At the Annual Meeting, the stockholders elected the four individuals nominated to serve as directors and ratified the appointment of AssentSure PAC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

Proposal One

Election results for the directors nominated at the Annual Meeting were as follows:

	For	Withheld	Broker Non-Votes
Virgilio D. Torres	5,315,308	4,808	753,454
Christina M. Maldonado	5,315,572	4,544	753,454
Yee Won Hiew	5,315,572	4,544	753,454
Kevin Cheong Jia Jin	5,315,572	4,544	753,454

Proposal Two

Voting results for the ratification of the appointment of AssentSure PAC as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2026 were as follows:

For	Against	Abstain
5,820,763	79,335	173,472

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEN HOLDINGS, INC.

Date: November 12, 2026	By:	/s/ Virgilio Torres
Virgilio Torres
Chief Executive Officer